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                                                                   Exhibit 23(A)

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated February 24, 2003, relating to the consolidated financial statements of E. I. du Pont de Nemours and Company, which appears in E. I. du Pont de Nemours and Company's Annual Report on Form 10-K for the year ended December 31, 2002.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania 19103
May 13, 2003